SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 22, 1996

                         NUKO INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
                 (State or other jurisdiction of incorporation)

                  2-31438                          16-0962874
         (Commission File No.)        (I.R.S. Employer Identification No.)

                                 2235 Qume Drive
                               San Jose CA, 94131
                    (Address of principal executive offices)
                                 (408) 526-0288
              (Registrant's telephone number, including area code)

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) DISMISSAL OF INDEPENDENT ACCOUNTANT. On July 22, 1996, the Registrant's Board of Directors, upon recommendation of its Audit Committee, dismissed Grant Thornton LLP ("Grant Thornton" ) as the Registrant's principal independent accountant engaged to audit the Registrant's financial statements.

         The independent auditor's report of Grant Thornton on the consolidated financial statements of the Registrant for the eight months ended December 31, 1995, and for the years ended April 30, 1994 and 1995, included in the Form 10-K for December 31, 1995, contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principal.

         In connection with the Registrant's audit for the eight months ended December 31, 1995, and for the fiscal years ended April 30, 1994 and 1995, and in the subsequent interim period prior to Grant Thornton's dismissal on July 22, 1996, (i) there were no disagreements with Grant Thornton on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with their report; and (ii) the matters stated in item 304 (a) (iv) (B) of Regulation S-B where applicable.

         The Registrant has requested Grant Thornton to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by the Registrant above, and if not, to state the respects in which it does not agree. The Registrant shall provide Grant Thornton with a copy of this Form 8-K no later than on the day this Form 8-K is filed with the Securities and Exchange Commission. As Grant Thornton is unavailable to supply the letter described above at the time of filing this 8-K, the Registrant will request Grant Thornton to provide the letter as promptly as possible so that the Registrant can file the letter with the SEC within ten (10) business days after the filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NUKO INFORMATION SYSTEMS, INC.



Date: August 1, 1996               By:  John Gorman
                                        Name:  John Gorman
                                        Title: Vice President Finance and Chief
                                               Financial Officer
                                        (Chief Accounting and Financial Officer)